                                                                EXHIBIT 23(c)


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of The Parkway Company on Form S-4, as amended, of our report dated March 10, 1994 appearing in the Annual Report on Form 10-KSB, as amended, of EB, Inc. for the years ended December 31, 1993 and 1992 which is incorporated by reference in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus insofar as it relates to EB, Inc.



                                                /s/ Deloitte & Touche LLP
                                                --------------------------
                                                Deloitte & Touche LLP

Jackson, Mississippi
March 7, 1995

158011